EXHIBIT 23.1

KPMG LLP Suite 910 800 South Gay Street Knoxville, TN 37929-9729

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated August 29, 2024, with respect to the consolidated financial statements of Malibu Boats, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Knoxville, Tennessee
October 31, 2024